AXS INVESTMENTS

181 WESTCHESTER AVE, SUITE 402

PORT CHESTER, NY 10573

To vote by Internet

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website [ ]
3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-800-XXX-XXXX
3)	Follow the instructions.

To vote by Mail

1)	Read the Proxy Statement.
2)	Check the appropriate box on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84171-S46095                             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following proposal:		For	Against	Abstain

1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Esoterica NextG Economy ETF (the “Acquired Fund”) to the AXS Esoterica NextG Economy ETF (the “Acquiring Fund”), a newly created series of Investment Managers Series Trust II (“IMST II”), in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the shares of the Acquired Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund in proportion to the shareholders’ respective holdings of shares of the Acquired Fund, and	☐	☐	☐

2.	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at [   ].

D84172-S46095

Esoterica NextG Economy ETF

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________, 2022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of Esoterica NextG Economy ETF (the "Target Fund"), the sole series of the Esoterica Thematic ETF, hereby appoints [_______] and each of them, the proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Target Fund standing in the name of the undersigned at the close of business on _________ at a Special Meeting of Shareholders to be held on ____________, at [ ] a.m. at the offices of [ ], and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

Shareholders of record of the Target Fund at the close of business on ___________, the record date for this Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any postponements or continuations after an adjournment thereof.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR” THE FOLLOWING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE SIGN AND DATE ON THE REVERSE SIDE